CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (“Registration Statement”) of our report dated September 8, 2017, relating to the financial statements and financial highlights of George Putnam Balanced Fund, which appear in such Registration Statement. We also consent to the references to us under the headings Financial highlights and Independent Registered Public Accounting Firm and Financial Statements in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 22, 2017